Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 167 to the Registration Statement on Form N–1A of Fidelity Income Fund: Fidelity Series Government Bond Index Fund of our report dated October 12, 2022; Fidelity Government Income Fund and Fidelity Intermediate Government Income Fund of our reports dated October 14, 2022; Fidelity Environmental Bond Fund and Fidelity Total Bond Fund of our reports dated October 17, 2022, relating to the financial statements and financial highlights included in the August 31, 2022 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
October 20, 2022